UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2018

Apricus Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 222-8041

 (Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

Revised Employment Agreement with Richard W. Pascoe

On August 30, 2018, Apricus Biosciences, Inc. (the “Company”) entered into an amended and restated employment agreement with Richard W. Pascoe, the Company’s current Chief Executive Officer and Secretary (the “Amended and Restated Employment Agreement”). Under the terms of the Amended and Restated Employment Agreement, Mr. Pascoe’s employment will be involuntarily terminated by the Company effective at the closing of the transactions contemplated by that certain Agreement and Plan of Merger and Reorganization dated as of July 30, 2018 (the “Merger Agreement”), by and among the Company, Arch Merger Sub, Inc., a wholly-owned subsidiary of the Company, and Seelos Therapeutics, Inc. (the “Merger”), and Mr. Pascoe will be entitled to receive the severance payments and benefits set forth in the Amended and Restated Employment Agreement for an involuntary termination within 12 months following a change of control as a result of such termination, which include:

•	A lump sum payment in an amount equal to 18 months’ base salary, plus 100% of his target bonus for the year in which the date of his involuntary termination occurs.

•	Full acceleration of the vesting of all equity awards held by Mr. Pascoe at the time of the termination, including any options, restricted stock, RSUs or other awards.

•
Reimbursement for the cost of continuation of health insurance benefits provided to him immediately prior to the termination pursuant to the terms of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) or other applicable law for a period continuing until the earlier of 18 months following the termination or the date upon which he is no longer eligible for such COBRA or other benefits under applicable law.

In the event the payment of the cash severance to Mr. Pascoe consisting of 18 months of his base salary and his target annual bonus (the “Base and Bonus Severance Obligation”) in cash (and assuming that all other Company employees are terminated at the closing of the Merger and become entitled to severance pursuant to their employment arrangements) would cause the “Apricus Net Cash” (as defined in the Merger Agreement) to be less than $0, then Mr. Pascoe’s severance shall be paid as follows:

•
Such portion of the Base and Bonus Severance Obligation payable to Mr. Pascoe under his employment agreement as would cause the Apricus Net Cash to be less than $0 (but in no event more than 40% of the Base and Bonus Severance Obligation) (the “Equity-Settled Severance Portion”) shall be paid as follows:

•
At the closing of the Merger, Mr. Pascoe will be granted a restricted stock unit under the 2012 Stock Long Term Incentive Plan, as amended from time to time (the “2012 Plan”), denominated with a dollar value equal to 120% of the Equity-Settled Severance Portion (the “Pascoe Closing RSU”).

•
The Pascoe Closing RSU will vest in two equal installments on each of March 1, 2019 and March 1, 2020, subject to Mr. Pascoe’s continued service to the Company on the applicable vesting date, subject to accelerated vesting in the event of (1) a change of control of the Company (following the closing of the Merger), or (2) the failure of Mr. Pascoe to be nominated for reelection to the Company board of directors or Mr. Pascoe’s failure to be reelected to the Company’s board of directors at any meeting of the Company’s stockholders (or any failure to be reelected by a written consent of the Company’s stockholders) or any other involuntary termination of Mr. Pascoe’s status as a member of the board of directors of the Company, or (3) Mr. Pascoe’s death or disability.

•
The Pascoe Closing RSU will provide for settlement within 10 days of vesting in either (1) shares of the Company's common stock with an aggregate value equal to the denominated dollar value vesting on the applicable vesting date (which value shall be converted into the Company’s shares based on the average closing price of the Company common stock over the 20 trading days preceding the settlement date) or (2) in the event any shares cannot be issued under the terms of the 2012 Plan for any reason, including as a result of there being insufficient shares available for issuance thereunder or the issuance of shares causing any individual award limit under the plan to be exceeded, in cash with respect to such shares. In addition, the Company may elect to settle the Pascoe Closing RSU in cash, in its discretion. If the settlement of the Pascoe Closing RSU would not be possible as of the grant date as a result of there being insufficient shares available for issuance under the 2012 Plan, or the issuance of such shares causing the award to exceed any individual award limits contained in the 2012 Plan, the Pascoe Closing RSU will still be granted but any share settlement shall be subject to the approval by the Company’s board and/or the Company’s stockholders of an amendment to the 2012 Plan permitting such share settlement under the terms of such plan (and increasing or deleting the individual award limits).

•
The Pascoe Closing RSU will permit Mr. Pascoe to elect net settlement of such RSU for tax withholding purposes. Mr. Pascoe shall be entitled to implement a 10b5-1 trading plan with respect to the payment of tax withholding upon settlement of the Pascoe Closing RSU.

•
In the event the Pascoe Closing RSU cannot be granted under the terms of the 2012 Plan for any reason at the closing of the Merger, all of the Base and Bonus Severance Obligations shall instead be paid in cash at the time set forth in Mr. Pascoe’s employment agreement.

•	The remainder of the Base and Bonus Severance Obligation shall be paid in cash at the time set forth in the Mr. Pascoe’s employment agreement.

The foregoing description of the Mr. Pascoe’s employment agreement is qualified in its entirety by the full Second Amended and Restated Employment Agreement, by and between the Company and Mr. Pascoe, dated August 30, 2018, which is filed as Exhibit 10.1 and which is incorporated herein by reference.

Termination of Brian T. Dorsey

On August 30, 2018, the Company terminated Brian T. Dorsey, the Company’s Senior Vice President, Chief Development Officer. Mr. Dorsey intends to pursue other opportunities in light of the Company’s decision to seek a partner for Vitaros, its lead product candidate in the United States for the treatment of erectile dysfunction, which the Company in-licensed from Warner Chilcott Company, Inc., now a subsidiary of Allergan plc, after receiving a complete response letter from the U.S. Food and Drug Administration earlier this year. Mr. Dorsey plans to consult with the Company and assist with any transition of the Vitaros asset to an interested third party in conjunction with its sale or license and his termination is not due to a dispute or disagreement with the Company.

Pursuant to his employment agreement, following his termination of employment and subject to his execution of a general release of claims, Mr. Dorsey will be entitled to receive certain severance benefits, including:

•	A lump sum payment in an amount equal to 12 months’ base salary, plus 100% of his target bonus for the year in which the date of his involuntary termination occurs.

•	Full acceleration of the vesting of all equity awards held by Mr. Dorsey at the time of the termination, including any options, restricted stock, RSUs or other awards.

•
Reimbursement for the cost of continuation of health insurance benefits provided to him immediately prior to the termination pursuant to the terms of COBRA or other applicable law for a period continuing until the earlier of 12 months following the termination or the date upon which he is no longer eligible for such COBRA or other benefits under applicable law.

In addition, if the Merger is consummated by March 5, 2019, Mr. Dorsey will be eligible to receive a restricted stock unit to be granted at the closing of the Merger under the 2012 Plan denominated with a dollar value equal to $159,650, which represents six months of his current annual base salary (the “Dorsey Closing RSU”).

•
The Dorsey Closing RSU, if issued, would vest on March 5, 2019, subject to Mr. Dorsey’s continued service to the Company on the vesting date, subject to accelerated vesting in the event of (1) a change of control of the Company (following the closing of the Merger), or (2) the termination of Mr. Dorsey’s consulting services with the Company for any reason other than his voluntary termination of such services, or (3) Mr. Dorsey’s death or disability.

•
The Dorsey Closing RSU will provide for settlement within 10 days of vesting in either (1) shares of Company common stock with an aggregate value equal to the denominated dollar value vesting on the applicable vesting date (which value shall be converted into Company shares based on the average closing price of Company common stock over the 20 trading days preceding the settlement date) or (2) in the event any shares cannot be issued under the terms of the Company’s equity plan for any reason, including as a result of there being insufficient shares available for issuance thereunder or the issuance of shares causing any individual award limit under the plan to be exceeded, in cash with respect to such shares. In addition, the Company may elect to settle the Dorsey Closing RSU in cash, in its discretion. If the settlement of the Dorsey Closing RSU would not be possible as of the grant date as a result of there being insufficient shares available for issuance under the 2012 Plan, as applicable, or the issuance of such shares causing the award to exceed any individual award limits contained in the 2012 Plan, the Dorsey Closing RSU will still be granted but any share settlement shall be subject to the approval by the Company’s board and/or the Company’s stockholders of an amendment to the 2012 Plan, permitting such share settlement under the terms of such plan (and increasing or deleting the individual award limits).

•
The Dorsey Closing RSU will permit Mr. Dorsey to elect net settlement of such RSU for tax withholding purposes. Mr. Dorsey shall be entitled to implement a 10b5-1 trading plan with respect to the payment of tax withholding upon settlement of the Dorsey Closing RSU.

•
In the event the Dorsey Closing RSU cannot be granted under the terms of the 2012 Plan for any reason at the closing of the merger, the dollar value to be granted pursuant to the Dorsey Closing RSU shall instead be paid in cash at the closing of the merger.

The foregoing description of the terms of Mr. Dorsey’s severance is qualified in its entirety by the full Amended and Restated Employment Agreement, by and between the Company and Mr. Dorsey, dated December 20, 2016, which is incorporated herein by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2017 and the Release of Claims by and between the Company and Mr. Dorsey, dated August 30, 2018, which is filed as Exhibit 10.2 and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Second Amended and Restated Employment Agreement, by and between the Company and Richard Pascoe, dated August 30, 2018
10.2	Release of Claims by and between the Company and Brian Dorsey, dated August 30, 2018

*    *    *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

August 31, 2018	By:	/s/ Richard W. Pascoe
Name: Richard W. Pascoe
Title: Chief Executive Officer and Secretary